UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-2

AMPLITECH GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

AMPLITECH GROUP, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED OCTOBER 16, 2025

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON Wednesday, December 10, 2025

This supplement (the “Supplement”) amends the Proxy Statement of AmpliTech Group, Inc. (the “Company”), dated October 16, 2025 (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2025, in connection with the Company’s 2025 Annual Meeting of Stockholders to be held on Wednesday, December 10, 2025, at 5:00 p.m. Eastern Time, in person at the offices of Company, 155 Plant Avenue, Hauppauge, NY, 11788, and any adjournment or postponement thereof (the “Annual Meeting”).

The Company is issuing this Supplement to correct a typographical error in the Proxy Statement regarding the number of shares of common stock outstanding as of the record date on October 15, 2025 (the “Record Date”). In the Proxy Statement, the number of issued and outstanding shares of the Company’s common stock as of the Record Date was incorrectly stated as 20,631,595. The correct number of shares issued and outstanding as of that date was 20,638,095.

Except as specifically described in this Supplement, all other information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. This Supplement does not change the proposals to be acted on at the Annual Meeting, the Record Date or the date, time, or location of the Annual Meeting. Stockholders who have already submitted proxies or voting instructions do not need to take any further action, unless they wish to change their vote

The Proxy Statement, Annual Report on Form 10-K, this Supplement and other related materials are available on https://ts.vstocktransfer.com/irhlogin/AMPLITECH.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING DEFINITIVE PROXY STATEMENT, EACH DATED OCTOBER 16, 2025.